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                                                                      Exhibit 24


                                POWER OF ATTORNEY

The undersigned directors and/or officers of Dana Corporation ("Dana") hereby appoint Sue A. Griffin, Charles W. Hinde, Southwood J. Morcott, John S. Simpson, and Martin J. Strobel, and each of them severally, their true and lawful attorneys-in-fact

(1) to execute, in their names and capacities as Dana directors and/or officers, a registration statement or statements on Form S-8, and any and all amendments thereto, for the registration of

         (a) 1,400,000 Dana Common Shares, $1 par value, to be issued pursuant to and in accordance with the terms of the Dana Corporation 1997 Stock Option Plan (including the provision therein for the issuance of 350,000 of the foregoing Shares, in the alternative, pursuant to and in accordance with the terms of the Dana Corporation Additional Compensation Plan), subject to the approval of the 1997 Stock Option Plan by Dana's shareholders at the 1997 Annual Meeting, and

         (b) 55,000 Dana Common Shares, $1 par value, to be issued pursuant to and in accordance with the terms of the Dana Corporation Director Deferred Fee Plan, subject to the approval of the amended Director Deferred Fee Plan by Dana's shareholders at the 1997 Annual Meeting; and

(2) to file such registration statement(s) and amendments, on Dana's behalf, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

This Power of Attorney automatically ends as to each appointee upon the termination of his or her service with Dana.

In witness whereof, the undersigned have executed this instrument on February 10, 1997.

 /s/ B. F. Bailar                                /s/ R. B. Priory
------------------------                       -----------------------
B.F. Bailar                                    R. B. Priory

/s/ E. M. Carpenter                             /s/ J. D. Stevenson
------------------------                       -----------------------
E. M. Carpenter                                J. D. Stevenson

/s/ E. Clark                                    /s/ T. B. Sumner, Jr.
------------------------                       -----------------------
E. Clark                                       T. B. Sumner, Jr.

/s/ G. H. Hiner                                 /s/ S. A. Griffin
------------------------                       -----------------------
G. H. Hiner                                    S. A. Griffin

/s/ J. M. Magliochetti                          /s/ C. W. Hinde
------------------------                       -----------------------
J. M. Magliochetti                             C. W. Hinde

/s/ M. R. Marks                                 /s/ J. S. Simpson
------------------------                       -----------------------
M. R. Marks                                    J. S. Simpson

/s/ S. J. Morcott                               /s/ M. J. Strobel
------------------------                       -----------------------
S. J. Morcott                                  M. J. Strobel

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